CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form N-2 of our report dated June 4, 2024, relating to the financial statement of MidBridge Private Markets Fund, as of May 3, 2024, and to the references to our firm under the heading “Independent Registered Public Accounting Firm; Legal Counsel” in the Prospectus and Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.

Cohen & Company, Ltd.

Cleveland, Ohio

October 10, 2024